                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                       OF
                         GAYLORD CONTAINER CORPORATION
                                       TO

                     TEMPLE-INLAND ACQUISITION CORPORATION
                      AN INDIRECT, WHOLLY-OWNED SUBSIDIARY
                                       OF

                               TEMPLE-INLAND INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
           CITY TIME, ON TUESDAY, FEBRUARY 19, 2002, UNLESS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or
(iii) if time will not permit all required documents to reach Computershare Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

           By Mail:                 By Overnight Delivery:                 By Hand:
      Wall Street Station              Wall Street Plaza               Wall Street Plaza
         P.O. Box 1010            88 Pine Street, 19th Floor      88 Pine Street, 19th Floor
    New York, NY 10268-1010           New York, NY 10005              New York, NY 10005
                                  By Facsimile Transmission:
                                  (For Eligible Institutions
                                             Only)
                                        (212) 701-7636
                                Confirm Facsimile by Telephone:
                                        (212) 701-7624

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN TO THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN INSTRUCTION 1 TO THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Temple-Inland Acquisition Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Temple-Inland Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 22, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Class A Common Stock, par value $.0001 per share (the "Common Stock"), of Gaylord Container Corporation, a Delaware corporation, including the associated rights to purchase preferred stock issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), set forth below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares
Tendered: ---------------------------            SIGN HERE
Certificate No(s) (if available):                Name(s) of Record Holder(s):

---------------------------------------------    ---------------------------------------------

---------------------------------------------    ---------------------------------------------
                                                 (please type or print)
[ ] Check if Shares will be tendered by
  book-entry transfer                            Address(es):

Name of Tendering Institution:
                                                 ---------------------------------------------

---------------------------------------------
                                                 ---------------------------------------------
                                                 (Zip Code)
Account No.: ---------------------------

Dated:
-----------------------------------------,
2002
                                                 ---------------------------------------------

                                                 Area Code and Telephone No(s):
                                                 ---------------------------------------------
                                                 ---------------------------------------------
                                                 Signature(s)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program guarantees to deliver to the Depositary either the certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof. A "New York Stock Exchange trading day" is a day on which the New York Stock Exchange is open for business.

Name of Firm: ---------------------------
                                              ------------------------------------------
                                              (Authorized Signature)
Address: ---------------------------          Title: ---------------------------

                                              Name: ---------------------------
------------------------------------------
Zip Code

                                              ------------------------------------------
                                              (Please type or print)

                                              Date:
Area Code and Tel.                            ---------------------------------------,
No.: ---------------------------              2002

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3